UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)
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MACQUARIE INFRASTRUCTURE COMPANY TRUST

(Name of Registrant as Specified in its Charter)
MACQUARIE INFRASTRUCTURE COMPANY LLC

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Macquarie Infrastructure Company Trust
Macquarie Infrastructure Company LLC
April 19, 2006
Dear Shareholder:
      You are cordially invited to attend our Annual Meeting of Shareholders, which will be held on Thursday, May 25, 2006 at 11:00 a.m., New York City time, at Le Parker Meridien, 118 West 57th Street, New York, New York 10019.
      We enclose our proxy statement, a proxy card and our annual report. The proxy statement contains important information about the Annual Meeting, the proposals we will consider and how you can vote your shares.
      Your vote is very important to us. We encourage you to promptly complete, sign, date and return the enclosed proxy card, which contains instructions on how you would like your shares to be voted. Please submit your proxy regardless of whether you will attend the Annual Meeting. This will help us ensure that your vote is represented at the Annual Meeting. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.
      On behalf of the board of directors and the management of Macquarie Infrastructure Company, I extend our appreciation for your investment in Macquarie Infrastructure Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

John Roberts
Chairman of the Board of Directors

Macquarie Infrastructure Company Trust
Macquarie Infrastructure Company LLC
April 19, 2006
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Thursday, May 25, 2006
       Macquarie Infrastructure Company’s 2006 Annual Meeting of Shareholders will be held on Thursday, May 25, 2006 at 11:00 a.m., New York City time, at Le Parker Meridien, 118 West 57th Street, New York, New York 10019. At the Annual Meeting, we will discuss, and you will vote on, the following proposals:

•	the election of three directors to our board of directors to serve for a one-year term; and

•	the ratification of the selection of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2006.
      These matters are more fully described in the enclosed proxy statement. The board of directors recommends that you vote FOR the election of directors and the ratification of the independent auditor.
      Shareholders of record at the close of business on April 11, 2006 will be entitled to notice of, and to vote at, the Annual Meeting and at any subsequent adjournments or postponements. The share register will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting is available for inspection at our principal executive offices at 125 West 55th Street, New York, New York 10019.
      To be sure that your shares are properly represented at the meeting, whether or not you attend, please promptly complete, sign, date and return the enclosed proxy card in the accompanying pre-addressed envelope. We must receive your proxy no later than 5:00 p.m., New York City time, on May 24, 2006.
      You will be required to bring certain documents with you to be admitted to the Annual Meeting. Please read carefully the sections in the proxy statement on attending and voting at the Annual Meeting to ensure that you comply with these requirements.
      By order of the board of directors.

Sincerely,

Heidi Mortensen
General Counsel and Secretary

      Investments in Macquarie Infrastructure Company Trust are not deposits with or other liabilities of Macquarie Bank Limited, or of any Macquarie Group company, and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company Trust or the repayment of capital by Macquarie Infrastructure Company Trust.

      Macquarie Infrastructure Company Trust, a Delaware statutory trust which we refer to as the trust, owns its businesses and investments through Macquarie Infrastructure Company LLC, a Delaware limited liability company which we refer to as the company. Except where the context indicates otherwise, “Macquarie Infrastructure Company,” “we,” “us,” and “our” refer to the company. References to “shareholders” refer to shareholders of Macquarie Infrastructure Company Trust.
      “Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Bank Limited and its worldwide subsidiaries and affiliates, including our manager, Macquarie Infrastructure Management (USA) Inc.

i

MACQUARIE INFRASTRUCTURE COMPANY TRUST
MACQUARIE INFRASTRUCTURE COMPANY LLC
125 West 55th Street
New York, New York 10019
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
       This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Macquarie Infrastructure Company LLC, which we refer to as the company, a Delaware limited liability company, for the Annual Meeting of Shareholders of Macquarie Infrastructure Company Trust, or the trust, to be held on May 25, 2006 at 11:00 a.m., New York City time, at Le Parker Meridien, 118 West 57th Street, New York, New York 10019, and for any adjournments or postponements of the 2006 Annual Meeting of Shareholders. The notice of annual meeting, proxy statement and proxy are first being mailed or given to shareholders on or about April 18, 2006.
PURPOSE OF MEETING
      As described in more detail in this proxy statement, shareholders will vote on the following proposals at the Annual Meeting:

•	the election of three directors to our board of directors to serve for a one-year term; and

•	the ratification of the selection of KPMG LLP as independent auditor for the fiscal year ending December 31, 2006.
ATTENDING AND VOTING AT THE ANNUAL MEETING
      The Bank of New York has been selected as our inspector of election. As part of its responsibilities, The Bank of New York is required to independently verify that you are a shareholder of Macquarie Infrastructure Company Trust eligible to attend the Annual Meeting, and to determine whether you may vote in person at the Annual Meeting. Therefore, it is very important that you follow the instructions below to gain entry to the Annual Meeting.
Check-in Procedure for Attending the Annual Meeting
      Shareholders of Record. If you are a shareholder of record (those shareholders whose names are listed in the share register of the trust), or will represent a shareholder of record, you should go to the “Shareholders of Record” check-in area at the Annual Meeting. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a shareholder of record or you represent a shareholder of record.

•	Individuals. If you are a shareholder of record holding shares in your own name, you must bring to the Annual Meeting a form of government-issued identification (e.g., a driver’s license or passport). Trustees who are individuals and named as shareholders of record are in this category.

•	Individuals Representing a Shareholder of Record. If you attend on behalf of a shareholder of record, whether such shareholder is an individual, corporation, trust or partnership:

•	you must bring to the Annual Meeting a form of government-issued identification (e.g., a driver’s license or passport); AND

•	either:

•	you must bring to the Annual Meeting a letter from that shareholder of record authorizing you to attend the Annual Meeting on their behalf; OR

•	we must have received by 5:00 p.m., New York City time, on May 24, 2006 a duly executed proxy card from the shareholder of record appointing you as proxy.
      Beneficial Owners. If your shares are held by a bank or broker (often referred to as “holding in street name”), you should go to the “Beneficial Owners” check-in area at the Annual Meeting. Because you hold in street name, your name does not appear on the share register of the trust. The documents you will need to provide to be admitted to the Annual Meeting depend on whether you are a beneficial owner or you represent a beneficial owner.

•	Individuals. If you are a beneficial owner, you must bring to the Annual Meeting:

•	a form of government-issued identification (e.g., a driver’s license or passport); AND

•	either:

•	a legal proxy that you have obtained from your bank or broker; OR

•	your most recent brokerage account statement or a recent letter from your bank or broker showing that you own shares of Macquarie Infrastructure Company Trust.

•	Individuals Representing a Beneficial Owner. If you attend on behalf of a beneficial owner, you must bring to the Annual Meeting:

•	a letter from the beneficial owner authorizing you to represent its shares at the Annual Meeting; AND

•	the identification and documentation specified above for individual beneficial owners.
Voting in Person at the Annual Meeting
      Shareholders of Record. Shareholders of record may vote their shares in person at the Annual Meeting by ballot. Each proposal has a separate ballot. You must properly complete, sign, date and return the ballots to the inspector of election at the Annual Meeting to vote in person. To receive ballots, you must bring with you the documents described below.

•	Individuals. You will receive ballots at the check-in table when you present your identification. If you have already returned your proxy card to us and do not want to change your votes, you do not need to complete the ballots. If you do complete and return the ballots to us, your proxy card will be automatically revoked.

•	Individuals Voting on Behalf of Another Individual. If you will vote on behalf of another individual who is a shareholder of record, we must have received by 5:00 p.m., New York City time, on May 24, 2006 a duly executed proxy card from such individual shareholder of record appointing you as his or her proxy. If we have received the proxy card, you will receive ballots at the check-in table when you present your identification.

•	Individuals Voting on Behalf of a Legal Entity. If you represent a shareholder of record that is a legal entity, you may vote that legal entity’s shares if it authorizes you to do so. The documents you must provide to receive the ballots depend on whether you are representing a corporation, trust, partnership or other legal entity.

•	If you represent a corporation, you must:

•	bring to the Annual Meeting a letter or other document from the corporation, on the corporation’s letterhead and signed by an officer of the corporation, that authorizes you to vote its shares on its behalf; OR

•	we must have received by 5:00 p.m., New York City time, on May 24, 2006 a duly executed proxy card from the corporation appointing you as its proxy.

•	If you represent a trust, partnership or other legal entity, we must have received by 5:00 p.m., New York City time, on May 24, 2006 a duly executed proxy card from the legal entity appointing you as its proxy. A letter or other document will not be sufficient for you to vote on behalf of a trust, partnership or other legal entity.
      Beneficial Owners. If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. Because your name does not appear on the share register of the trust, you will not be able to vote in person at the Annual Meeting unless you request a legal proxy from your bank or broker and bring it with you to the Annual Meeting.

•	Individuals. As an individual, the legal proxy will have your name on it. You must present the legal proxy at check-in to the inspector of election at the Annual Meeting to receive your ballots.

•	Individuals Voting on Behalf of a Beneficial Owner. Because the legal proxy will not have your name on it, to receive your ballots you must:

•	present the legal proxy at check-in to the inspector of election at the Annual Meeting; AND

•	bring to the Annual Meeting a letter from the person or entity named on the legal proxy that authorizes you to vote its shares at the Annual Meeting.
APPOINTMENT OF PROXY
General
      Shareholders of Record. We encourage you to appoint a proxy to vote on your behalf by promptly submitting the enclosed proxy card, which is solicited by our board and which, when properly completed, signed, dated and returned to us, will ensure that your shares are voted as you direct. We strongly encourage you to return your completed proxy to us regardless of whether you will attend the Annual Meeting to ensure that your vote is represented at the Annual Meeting.
      PLEASE RETURN YOUR PROXY CARD TO US IN THE ACCOMPANYING ENVELOPE NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MAY 24, 2006. IF WE DO NOT RECEIVE YOUR PROXY CARD BY THAT TIME, YOUR PROXY WILL NOT BE VALID. IN THIS CASE, UNLESS YOU ATTEND THE ANNUAL MEETING, YOUR VOTE WILL NOT BE REPRESENTED.
      The persons named in the proxy card have been designated as proxies by our board. The designated proxies are officers of the company. They will vote as directed by the completed proxy card.
      Shareholders of record may appoint another person to attend the Annual Meeting and vote on their behalf by crossing out the board-designated proxies, inserting such other person’s name on the proxy card and returning the duly executed proxy card to us. When the person you appoint as proxy arrives at the Annual Meeting, the inspector of election will verify such person’s authorization to vote on your behalf by reference to your proxy card. If you would like to appoint another person as proxy, you must do so by using the proxy card, as described above.
      If you wish to change your vote, you may do so by revoking your proxy before the Annual Meeting. Please see “Revocation of Proxy” below for more information.
      Beneficial Owners. If you hold your shares in street name, these proxy materials are being forwarded to you by your bank, broker or their appointed agent. You should also have received a voter instruction card instead of a proxy card. Your bank or broker will vote your shares as you instruct on the voter instruction card. We strongly encourage you to promptly complete and return your voter instruction card to your bank or broker in accordance with their instructions so that your shares are voted. As described above, you may also request a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Voting by the Designated Proxies
      The persons who are the designated proxies will vote as you direct in your proxy card or voter instruction card. Please note that proxy cards returned without voting directions, and without specifying a proxy to attend the Annual Meeting and vote on your behalf, will be voted by the proxies designated by our board in accordance with the recommendations of our board. Our board recommends:

•	a vote FOR each of the three nominees for director to serve for a one-year term (Proposal 1); and

•	a vote FOR the ratification of the selection of KPMG LLP as the trust and the company’s independent auditor for the fiscal year ending December 31, 2006 (Proposal 2).
      If any other matter properly comes before the Annual Meeting, your proxies will vote on that matter in their discretion.
Revocation of Proxy
      You may revoke or change your proxy before the Annual Meeting by:

•	sending us a written notice of revocation prior to the Annual Meeting;

•	attending the Annual Meeting and voting in person; OR

•	ensuring that we receive from you, prior to 5:00 p.m., New York City time, on May 24, 2006, a new proxy card with a later date.
      Any written notice of revocation must be sent to the attention of Heidi Mortensen, General Counsel and Secretary, Macquarie Infrastructure Company LLC, 125 West 55th Street, New York, New York 10019 or by facsimile to (212) 231-1828.
APPROVAL OF PROPOSALS AND SOLICITATION
      Each shareholder who owned shares of trust stock on April 11, 2006, the record date for the determination of shareholders entitled to vote at the Annual Meeting, is entitled to one vote for each share of trust stock. On April 11, 2006, we had 27,050,745 shares of trust stock issued and outstanding that were held by approximately 12,000 beneficial holders.
Quorum
      Under the second amended and restated trust agreement of the trust, which we refer to as the trust agreement, the shareholders present in person or by proxy holding a majority of the outstanding shares of trust stock entitled to vote shall constitute a quorum at a meeting of shareholders of Macquarie Infrastructure Company Trust. Holders of shares of trust stock are the only shareholders entitled to vote at the Annual Meeting. Shares represented by proxies that are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum. Shares of trust stock that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. Both proposals described in this proxy are discretionary items.
      If the persons present or represented by proxies at the Annual Meeting do not constitute a majority of the holders of outstanding trust stock entitled to vote as of the record date, we will postpone the Annual Meeting to a later date.
Approval of Proposals
      For the election of directors (Proposal 1), the affirmative vote of at least a plurality of the votes cast on such proposal is required. For the ratification of the independent auditor (Proposal 2), the affirmative vote of at least a majority of the votes cast on such proposal is required. An abstention will not be counted as a vote cast. Any other proposal that properly comes before the Annual Meeting must be approved by the affirmative vote of at least a majority of the votes cast. A broker non-vote would also not be counted as a vote cast.
      Proposals 1 and 2 are both “discretionary” items. NYSE member brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. We currently do not have any proposals that are “non-discretionary” items. In the case of non-discretionary items, member brokers may not vote on the proposal without specific voting instructions from beneficial owners, resulting in a broker non-vote.
      Under the terms of the second amended and restated operating agreement of Macquarie Infrastructure Company LLC, which we refer to as the LLC agreement, and the trust agreement, with respect to those matters subject to vote by the members of the company, the company will act at the direction of the trust. The trust agreement requires Macquarie Infrastructure Company Trust to vote 100% of the limited liability interests of the company, or the LLC interests, of which it is the sole holder, in the same proportion as the vote of holders of the trust stock. In this way the voting rights of members of the company will effectively be exercised by the shareholders of the trust by proxy. The LLC agreement provides that the members are entitled, at the annual meeting of members of the company, to vote for the election of all of the directors other than the director, and alternate therefor, appointed by our manager. The trust will vote its LLC interests as directed at the company’s annual members’ meeting promptly following the tabulation of votes cast at this Annual Meeting.
      All votes will be tabulated by The Bank of New York, the proxy tabulator and inspector of election appointed for the Annual Meeting. The Bank of New York will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
      We will bear the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the proxy card. We have retained D.F. King & Co., Inc. to distribute copies of these proxy materials to banks, brokers, fiduciaries and custodians, or their agents, holding shares in their names on behalf of beneficial owners so that they may forward these proxy materials to our beneficial owners.
      We may supplement the original solicitation of proxies by mail with solicitation by telephone, telegram and other means by directors, officers and/or employees of our manager or of other members of the Macquarie Group. We will not pay any additional compensation to these individuals for any such services.
PROPOSAL 1:
ELECTION OF DIRECTORS
Board Composition and Independence
      Our board of directors, which we sometimes refer to as our board, consists of four directors, three of which are elected by shareholders of the trust. The remaining director and our chairman, who is currently John Roberts, is appointed by our manager under the terms of our management services agreement. Shemara Wikramanayake was appointed as an alternate chairman by our manager under the terms of the management services agreement. The three directors elected by shareholders are elected for a one-year term. Norman Brown, George Carmany and William Webb were previously elected as directors by our shareholders at our 2005 Annual Meeting and, prior to the closing of our IPO, by our sole shareholder with their service commencing upon the closing of our initial public offering. Their terms expire at this Annual Meeting. The board is composed of a majority of independent directors. In accordance with the listing standards of the New York Stock Exchange (NYSE), to be considered independent, the board must affirmatively determine that a director has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company and that the director meets other NYSE independence standards. The board has determined that each director other than Mr. Roberts, and Ms. Wikramanayake as Mr. Roberts’ alternate, is independent under the NYSE standards.

Election of Directors
      Directors will be elected at this Annual Meeting and will serve a term that expires at our 2007 Annual Meeting. Each of Messrs. Brown, Carmany and Webb has been nominated for re-election.
      The following paragraphs set forth information about the business experience and education of our directors and our alternate chairman. The three nominees for election at the Annual Meeting are listed first.
      Norman H. Brown, Jr. has served as a director of the company since December 2004. He currently serves as a Member and Senior Managing Director of Brock Capital Group LLC, which provides investment banking services for early stage and middle market companies, a position he has held since December 2003. Mr. Brown’s previous experience comprises over 30 years of experience in the investment banking business. During 2002 and 2003, Mr. Brown attended to private investments. From December 2000 to December 2001, he was Managing Director and Senior Advisor for Credit Suisse First Boston in the Global Industrial & Services Group with new business development responsibility for Latin America. During Mr. Brown’s 15 years at Donaldson, Lufkin & Jenrette Securities Corporation, from June 1985 to December 2000, he was a member of the Mergers & Acquisitions Group, established and headed the Restructuring Group, and headed the Global Metals & Mining Group. Mr. Brown is currently an independent director for W.P. Stewart & Co. Growth Fund, Inc. and chairman of its audit committee.
      George W. Carmany, III has served as a director of the company since December 2004. Since 1995 he has served as President of G.W. Carmany and Co., Inc., which advises developing companies in the life sciences and financial services industries. Mr. Carmany is a Director of SunLife Financial, Inc., Vice Chairman of Computerized Medical Systems and Senior Advisor to EnGeneIC Pty Ltd. From 1999 to 2001 he served as Chairman and Chief Executive of Helicon Therapeutics and continued to serve as Chairman of Helicon Therapeutics through August 2005. From 1996 to 1997, he also served as Chairman of the New England Medical Center Hospitals. Mr. Carmany’s previous experience includes 20 years at the American Express Company, where he held senior positions in its international banking, corporate, and asset management divisions, and 9 years at Bankers Trust Company.
      William H. Webb has served as a director of the company since December 2004. He has served as a member of the board of directors of Pernod Ricard S.A. since May 2003. Mr. Webb’s previous experience includes over 35 years in managing businesses of the Philip Morris group (now Altria Group, Inc.) around the world. Mr. Webb was Chief Operating Officer for Philip Morris Companies Inc. in New York between May 1997 and August 2002. He also served as Vice Chairman of the board of directors of Philip Morris from August 2001 to August 2002. Mr. Webb has been a consultant to the Altria Group since his retirement from Philip Morris in August 2002.
      John Roberts has been a director of the company since April 2004 and the chairman of the board of directors since December 2004. He joined the Macquarie Group in Sydney in 1991 from a banking background in New Zealand that included financial markets trading, corporate lending and structured finance. He has been Joint Head of Macquarie Group’s Corporate Finance division since March 2005 and the Global Head of Macquarie Group’s Infrastructure and Specialised Funds division since 2003. From 1999 to 2003, Mr. Roberts was based in the Macquarie Group’s London office with responsibilities that included leading the European and North American operations of Macquarie Infrastructure Group, and raising funds and acquiring airport assets for the € 600 million Macquarie Airports Group. From 2001 to 2003, he assumed the additional regional responsibility for Macquarie Group’s Investment Banking Group’s European and African offices as well as being head of Macquarie Bank Limited’s London office. From 1995 to 1999, Mr. Roberts was based in Sydney, where he developed and led Macquarie Group’s regulated assets privatization team. Mr. Roberts is also currently a director, alternate director or on the investment committee of the following Macquarie Group managed vehicles: Macquarie Infrastructure Group, Macquarie Airports, Macquarie Communications Infrastructure Group, Macquarie Specialised Asset Management, Diversified Utilities and Energy Trust, Macquarie Essential Assets Partnership, Macquarie European Infrastructure Fund, Macquarie Media Group and Macquarie International Infrastructure Fund Limited.

      Shemara Wikramanayake has served as alternate chairman since December 2004. Ms. Wikramanayake joined the Macquarie Group in 1987. She has been an Executive Director of the Macquarie Group since 1997. She currently heads its Infrastructure and Specialised Funds division in North America, a position she has held since October 2004. Previously, Ms. Wikramanayake was employed as head of the Prudential Oversight team in the Investment Banking Group, a position she held since 2001. Prior to 2001, Ms. Wikramanayake spent 14 years in Macquarie Bank Limited’s Corporate Advisory team, where she advised on a range of transactions including mergers and acquisitions, restructurings, valuations and public sector advice and privatizations, established and headed Macquarie Bank Limited’s Corporate Advisory office in New Zealand and helped develop Corporate Advisory operations in Asia based in Hong Kong and Malaysia. Ms. Wikramanayake is also currently a director of the Macquarie Power & Infrastructure Income Fund and the general partner of Macquarie Essential Assets Partnership.
Recommendation of the Board
      Our board recommends that you vote FOR the election of each of Messrs. Brown, Carmany and Webb to our board as directors for a term ending at our 2007 Annual Meeting. An affirmative vote of at least a plurality of the votes cast on Proposal 1 is required for these elections.
PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
General
      Our board has recommended and asks that you ratify the selection of KPMG LLP as independent auditor for the company and the trust for the fiscal year ending December 31, 2006. You would be so acting based on the recommendation of our audit committee.
      KPMG LLP was engaged by us following our initial public offering in December 2004 to audit the annual financial statements of the trust for 2004 fiscal year and was appointed by our audit committee and ratified by shareholders to audit the annual financial statements for the 2005 fiscal year. Based on its past performance during these audits, the audit committee of the board has selected KPMG LLP as the independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2006. KPMG LLP is a registered public accounting firm.
      The affirmative vote of a majority of the votes cast on the proposal is required to ratify the appointment of KPMG LLP. If you do not ratify the selection of KPMG LLP, our board will reconsider its selection of KPMG LLP and may, but is not required to, make a new proposal for independent auditor.
      Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to questions.
Fees
      The chart below sets forth the total amount billed to us by KPMG LLP for services performed in 2005 and 2004 following the closing of our initial public offering, and breaks down these amounts by category of service:

	2005	2004

Audit Fees(1)	$2,205,000	$1,175,000
Audit-Related Fees(2)	$62,000	$6,000
Tax Fees	—	—
All Other Fees(3)	$165,725	—

Total	$2,432,725	$1,181,000

(1)	“Audit Fees” are fees paid to KPMG LLP for professional services for the audit of our consolidated financial statements included in our annual reports on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, or for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” are fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

(3)	“Other Fees” are fees billed by KPMG LLP for the preparation of final tax returns for, and as of the dates of our acquisitions of, North America Capital Holding Company and Executive Air Support, Inc.
      WithumSmith+Brown, P.C. was engaged by us as our independent auditor in 2004 in connection with the audit of our financial statements included in our registration statement on Form S-1 relating to our initial public offering. The chart below sets forth the total amount billed to us by WithumSmith+Brown, P.C., for services performed in 2004 and breaks down these amounts by category of service:

2004

Audit Fees(1)	$88,475
Audit-Related Fees(2)	$81,496
Tax Fees	—
All Other Fees	—

Total	$169,971

(1)	“Audit Fees” are fees paid to WithumSmith+Brown, P.C. for professional services for the audit of our consolidated financial statements included in the Form S-1 relating to our initial public offering.

(2)	“Audit-Related Fees” are fees billed by WithumSmith+Brown, P.C. for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, which were rendered in connection with our initial public offering.
      The chart below sets forth the total amount billed to us by Ernst & Young LLP for services performed in 2004 and breaks down these amounts by category of service:

2004

Audit Fees	—
Audit-Related Fees(1)	$734,091
Tax Fees(2)	$104,364
All Other Fees	—

Total	$838,455

(1)	“Audit-Related Fees” are fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, which were rendered in connection with our initial public offering.

(2)	“Tax Fees” are fees billed by Ernst & Young LLP for tax compliance, tax advice and tax planning in connection with our initial public offering.
Pre-Approval Policies and Procedures
      The audit committee has established policies and procedures for its appraisal and approval of audit and non-audit services. The audit committee has also delegated to the chairman of the committee the authority to approve additional audit and non-audit service and, subject to compliance with all applicable independence requirements, to approve the engagement of additional accounting firms to provide such services. The delegation is limited to an aggregate of $50,000 in fees at any one time outstanding and confirmation of compliance with independence standards. The audit committee or its chairman has pre-approved all of the services provided by KPMG LLP since its engagement. All other audit-related, tax and other fees may be approved by the audit committee prospectively.
      In making its recommendation to ratify the selection of KPMG LLP as independent auditor for the fiscal year ending December 31, 2006, the audit committee has considered whether the services provided by KPMG LLP are compatible with maintaining the independence of KPMG LLP and has determined that such services do not interfere with KPMG LLP’s independence.
Changes in Accountants
      Ernst & Young LLP was initially appointed to be the auditors of the trust. On August 18, 2004, Ernst & Young LLP informed the trust that the client-auditor relationship between the trust and Ernst & Young LLP had ceased. Ernst & Young LLP did not report on the financial statements of the trust since its inception. There were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedures, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. Furthermore, there were no “reportable events,” as that term is used in Item 304(a)(1)(v) of Regulation S-K, for the period during which Ernst & Young LLP was engaged as auditors of the trust.
      We requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission, or the SEC, confirming its agreement with the above statements. A copy of that letter, dated October 15, 2004, is filed as Exhibit 16.2 to our registration statement on Form S-1 (Registration No. 333-116244), dated October 15, 2004, as filed with the SEC on October 15, 2004.
      On September 15, 2004, WithumSmith+Brown, P.C. was appointed by resolution of the board of directors as the trust’s new independent public accountants.
      On December 22, 2004, we replaced WithumSmith+Brown, P.C., who was previously engaged as the principal accountant to audit our financial statements. The report issued by WithumSmith+Brown, P.C. on the financial statements for the period from inception to June 30, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.
      During the period from inception to June 30, 2004 and subsequent interim periods through December 22, 2004, there were no disagreements between us and WithumSmith+Brown, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of WithumSmith+Brown, P.C., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. Furthermore, there were no “reportable events,” as that term is used in Item 304(a)(1)(v) of Regulation S-K, for the period from inception to June 30, 2004 and the subsequent interim periods through December 22, 2004.
      The decision to change independent accountants was approved by the audit committee of our board of directors.
      We requested WithumSmith+Brown, P.C. to furnish a letter addressed to the SEC confirming its agreement with the above statements. A copy of that letter, dated December 27, 2004, is filed as Exhibit 16.1 to our report on Form 8-K filed with the SEC on December 27, 2004.
Recommendation of the Board
      Our board recommends that, based on the recommendation of the audit committee, you vote FOR the ratification of the selection of KPMG LLP to serve as independent auditor for the company and the trust for the fiscal year ending December 31, 2006.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Certain Information Regarding our Directors and Executive Officers
      The name and age of each director, including the alternate chairman, and each executive officer and the positions held by each of them as of March 31, 2006 are as follows:

		Serving as Officer,
		Director or
Director	Age	Alternate Since	Position

John Roberts	47	April 2004	Chairman/Director
Norman H. Brown, Jr.	59	December 2004	Director
George W. Carmany, III	66	December 2004	Director
William H. Webb	66	December 2004	Director
Peter Stokes	39	April 2004	Chief Executive Officer
David Mitchell	40	April 2004	Chief Financial Officer
Shemara Wikramanayake	44	December 2004	Alternate Chairman
Executive Officers
      Peter Stokes was appointed chief executive officer of the company in April 2004. Mr. Stokes is seconded to the company as chief executive officer by our manager under the terms of our management services agreement. He joined the Macquarie Group in 1991 and has worked in various asset finance roles in the Sydney and New York offices. Prior to being seconded to the company, Mr. Stokes was seconded to work in 1997 for Macquarie Securities (USA) Inc., a NASD-registered broker-dealer, where he was responsible for transaction execution and equity syndication within its asset finance practice, and from 2002 to 2003 served as co-global head of its asset finance practice. Mr. Stokes completed transactions in excess of $11 billion relating to infrastructure businesses in the telecommunications, rail, post, electricity, shipping and air sectors between 1999 and 2003.
      David Mitchell was appointed chief financial officer of the company in April 2004. Mr. Mitchell is seconded to the company as chief financial officer by our manager under the terms of our management services agreement. Mr. Mitchell joined the Macquarie Group in 2001. Prior to being seconded to the company, Mr. Mitchell was seconded to work for Macquarie Securities (USA) Inc. where he was responsible for transaction execution, equity syndication, debt placement and hedging within its asset finance practice, and completed approximately $1.5 billion in transactions in the district energy, waste water and telecommunication sectors. From 1998 to 2001, Mr. Mitchell was Director — Investments at Edison Capital, the finance subsidiary of Edison International, where he completed approximately $3 billion in transactions as principal in the telecommunications and power sectors. Before joining Edison Capital, Mr. Mitchell worked in various roles as a business controller and adviser for two major financial institutions and as a certified public accountant for two large public accounting firms.
Board Meetings and Committees
      Our board has met 17 times in total in 2005. All independent directors attended at least 93% of the combined board and committee meetings on which they served in 2005. Mr. Roberts, or Ms. Wikramanayake as alternate chairman, attended all meetings of the board. In addition, it is the policy of our board that our directors are expected to use reasonable efforts to attend the Annual Meeting of Shareholders. All of our directors attended our 2005 Annual Meeting.
      The LLC agreement gives our board the authority to delegate its powers to committees appointed by the board. All of our committees are composed solely of independent directors. Our committees are required to conduct meetings and take action in accordance with the directions of the board, the provisions of our LLC agreement and the terms of the respective committee charters. We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Our audit committee charter is included as Exhibit A to this proxy statement. Copies of all committee charters, including the nominating and corporate governance committee charter, are available on our website at www.macquarie.com/mic, and in print from us without charge upon request by writing to Investor Relations at our principal executive offices at 125 West 55th Street, New York, New York 10019. The information on our website is not, and shall not be deemed to be, incorporated by reference into this proxy statement or incorporated into any other filings that the company or the trust makes with the SEC.
      Audit Committee. The audit committee is comprised entirely of independent directors who meet the independence requirements of the NYSE and Rule 10A-3 of the Securities and Exchange Act of 1934, or the Exchange Act, and includes at least one “audit committee financial expert,” as required by applicable SEC regulations. The audit committee is responsible for, among other things:

•	retaining and overseeing our independent accountants;

•	assisting the company’s board of directors in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements;

•	reviewing and approving the plan and scope of the internal and external audit;

•	pre-approving any audit and non-audit services provided by our independent auditors;

•	approving the fees to be paid to our independent auditors;

•	reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls;

•	preparing the audit committee report to be filed with the SEC;

•	reviewing and assessing annually the audit committee’s performance and the adequacy of its charter; and

•	serving as a Qualified Legal Compliance Committee.
      Messrs. Brown, Carmany and Webb serve on our audit committee, and the board has determined that both Mr. Brown and Mr. Carmany qualify as audit committee financial experts as defined by the SEC. The audit committee met 21 times during 2005.
      Compensation Committee. The compensation committee is comprised entirely of independent directors who meet the independence requirements of the NYSE. In accordance with the compensation committee charter, the members are “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include:

•	reviewing our manager’s performance of its obligations under the management services agreement,

•	reviewing the remuneration of our manager,

•	determining the compensation of our independent directors,

•	granting rights to indemnification and reimbursement of expenses to the manager and any seconded individuals and

•	making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs.
      Messrs. Brown, Carmany and Webb serve on our compensation committee. The compensation committee met seven times during 2005.

      Nominating and Corporate Governance Committee. The nominating and corporate governance committee is comprised entirely of independent directors who meet the independence requirements of the NYSE. The nominating and corporate governance committee is responsible for, among other things:

•	recommending the number of directors to comprise the board of directors;

•	identifying and evaluating individuals qualified to become members of the board of directors, other than our manager’s appointed director and his alternate, and soliciting recommendations for director nominees from the chairman and chief executive officer of the company;

•	recommending to the board the director nominees for each annual shareholders’ meeting, other than our manager’s appointed director and his alternate;

•	recommending to the board of directors the candidates for filling vacancies that may occur between annual shareholders’ meetings, other than our manager’s appointed director and his alternate;

•	reviewing independent director compensation and board processes, self-evaluations and policies;

•	overseeing compliance with our code of ethics and conduct by our officers and directors; and

•	monitoring developments in the law and practice of corporate governance.
      Messrs. Brown, Carmany and Webb serve on our nominating and corporate governance committee. The nominating and corporate governance committee met twice during 2005.
Compensation Committee Interlocks and Insider Participation
      None of the company’s executive officers or members of the company’s board of directors has served as a member of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of the company’s board of directors or compensation committee.
Executive Sessions of our Board
      Our corporate governance guidelines provide that the non-management directors will meet without management directors at regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent, the independent directors will meet in regularly scheduled executive sessions at least once annually. In accordance with our corporate governance guidelines, the lead independent director, or alternatively, the chairman of the audit committee, nominating and corporate governance committee or compensation committee, will preside at these executive sessions of the non-management directors as determined by the non-executive directors based upon the subject matter to be discussed. Mr. Webb presided, and continues to preside, over these sessions. Our non-management directors met 7 times during 2005.
Nominations of Directors
      As provided in its charter, the nominating and corporate governance committee will identify and recommend to the board nominees for election or re-election to the board. The committee will review candidates for the board recommended by the company’s management and other members of the board who are not members of the committee, as well as candidates recommended by shareholders, in accordance with the following criteria and as discussed in “Shareholder Nominations of Directors” below.
      The nominating and corporate governance committee, in making its recommendations, may consider some or all of the following factors, among others:

•	the candidate’s judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight;

•	the relationship of the candidate’s experience to the experience of other board members;

•	the extent to which the candidate would be a valuable addition to the board and any committees thereof;

•	whether or not the person has any relationships that might impair his or her independence, including any business, financial or family relationships with the manager or the company’s management; and

•	the candidate’s ability to contribute to the effective management of the company, taking into account the needs of the company and such factors as the individual’s experience, perspective, skills, and knowledge of the industry in which the company operates.
      In recommending candidates for election as directors, the nominating and corporate governance committee will also take into consideration the need for the board of directors to have a majority of directors that are independent under the requirements of the NYSE and other applicable laws, and at least three directors that are independent under these requirements and are not appointed by the manager pursuant to the terms of the management services agreement or otherwise affiliated with our manager or Macquarie Bank Limited.
      In addition, the nominating and corporate governance committee will recommend candidates for election as directors based on the following criteria and qualifications:

•	Financial Literacy. Such person should be “financially literate” as such qualification is interpreted by the board of directors in its business judgment.

•	Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

•	Commitment to our Company’s Values. Such person shall be committed to promoting our financial success and preserving and enhancing our reputation as a leader in the infrastructure sector, and shall be in agreement with our values as embodied in our code of ethics and conduct.

•	Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a director of our company.

•	Complementary Attributes. Such person shall have skills and talents which would be a valuable addition to the board and any committees thereof and that shall complement the skills and talents of our existing directors.

•	Reputation and Integrity. Such person shall be of high repute and integrity.
      Under the corporate governance guidelines, directors must inform the chairman of the board and the chairman of the nominating and corporate governance committee in advance of accepting an invitation to serve on another public company board or any committee thereof. In addition, no director may sit on the board, or beneficially own more than a 5% equity interest in (other than through mutual funds or similar non-discretionary, undirected arrangements) any competitor of the company in our principal lines of business.
Shareholder Nominations of Directors
      To make a director nomination, a shareholder must give written notice to our Secretary at our principal executive office at 125 West 55th Street, New York, New York 10019. To be considered for inclusion in our proxy statement for the 2007 Annual Meeting of Shareholders, shareholder nominations must be received by the company no later than January 25, 2007.
      When directors are to be elected at a special meeting, such notice must be given not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting.

      In addition to any other requirements, for a shareholder to properly bring a nomination for director before either an annual or special meeting, the shareholder must be a shareholder of record on both the date of the shareholder’s notice of nomination and the record date relating to the meeting.
      The shareholder submitting the recommendation must submit:

•	the shareholder’s name and address as they appear on the share register of the trust, as well as the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•	the number of shares of trust stock which are owned beneficially and of record by such shareholder and such beneficial owner, if any; and

•	a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the recommendation is being made by the shareholder.
      In addition, any such notice from a shareholder recommending a director nominee must include the following information:

•	the candidate’s name, age, business address and residence address;

•	the candidate’s principal occupation or employment;

•	the number of shares of trust stock that are beneficially owned by the candidate;

•	a copy of the candidate’s resume;

•	a written consent from the candidate to being named in the proxy statement as a nominee and to serving as director, if elected; and

•	any other information relating to such candidate that would be required to be disclosed in solicitations of proxies for election of directors under the federal securities laws, including Regulation 14A of the Securities Exchange Act of 1934, as amended.
      We may require any proposed nominee to furnish any additional information that we reasonably require to enable our nominating and corporate governance committee to determine the eligibility of the proposed nominee to serve as a director. Candidates are evaluated based on the standards, guidelines and criteria discussed above as well as other factors contained in the nominating and corporate governance committee’s charter, our corporate governance guidelines, other of our policies and guidelines and the current needs of the board.
DIRECTOR COMPENSATION
      Our independent directors receive annual cash retainers of $50,000 each for service on the board, payable in equal quarterly installments, as well as cash compensation for attendance at committee meetings and an annual retainer for service as committee chairman, both as described below under “Committee Fees” and awards pursuant to the company’s independent directors equity plan, which is described below under the heading “Independent Directors Equity Plan.” The plan provides for automatic, non-discretionary awards of director stock units as an additional fee for the independent directors’ services on the board. Directors (including the chairman and the alternate chairman appointed by our manager) are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors or committees and for any expenses reasonably incurred in their capacity as directors and alternate chairman, respectively. The company also reimburses directors for all reasonable and authorized business expenses in accordance with the policies of the company as in effect from time to time.
      Messrs. Brown, Carmany and Webb have been independent directors since the closing of our initial public offering in December 2004.

      Each member of the company’s various standing committees also receives the following compensation related to service these committees:

•	for attending a committee meeting in person (if any): $3,000 for each meeting of the audit committee; $2,000 for each meeting of the nominating and corporate governance committee; and $2,000 for each meeting of the compensation committee; and

•	for attending a telephonic committee meeting (if any): $1,500 for each meeting of the audit committee; $1,000 for each meeting of the nominating and corporate governance committee; and $1,000 for each meeting of the compensation committee.
      The chairperson of the audit committee, nominating and corporate governance committee and compensation committee also receive an annual cash retainer payable in equal quarterly installments of $5,000, $2,000 and $2,000, respectively.
      The following table provides compensation paid or accrued by us to our independent directors in 2005:

	Annual Compensation

				Director Stock
Name	Retainer	Meeting Fees	Other	Units(1)

		(Dollars)		(in units)
Norman H. Brown, Jr.	$55,000	$62,000	—	5,291
George W. Carmany, III	52,000	61,000	—	5,291
William H. Webb	52,000	50,500	—	5,291

(1)	Each unit represents the right to receive one share of trust stock upon vesting, issuable as soon as practicable following the vesting date.
Independent Directors Equity Plan
      The company’s independent directors equity plan provides for automatic, non-discretionary awards of director stock units as an additional fee for the independent directors’ services on the board. The purpose of this plan is to promote the long-term growth and financial success of the company by attracting, motivating and retaining independent directors of outstanding ability.
      Only independent directors may participate in the plan. Three of our directors, Messrs. Brown, Carmany and Webb, are eligible to participate in the plan.
      The chairman of the board of directors administers the plan. If the chairman is eligible for any awards under the plan, the plan will be administered by the most senior member of the board with respect to length of service who is not eligible for any awards under the plan. The administrator has the authority to adopt rules and regulations that it considers necessary or appropriate to carry out the purposes of the plan and to interpret the plan. The administrator may also delegate some or all of his authority under the plan to an officer of the company.
      On May 25, 2005, each independent director received 5,291 director stock units, which was equal to $150,000 divided by the average of the closing sale price on the NYSE of one share of trust stock during the ten (10)-day period immediately preceding that date. These units will vest on the day immediately preceding the 2006 Annual Meeting. In addition, each independent director nominee will be eligible to receive, upon election, a grant of director stock units equal to $150,000 divided by average of the closing sale price on the NYSE of one share of trust stock during the ten (10)-day period immediately preceding the date of our 2006 Annual Meeting. Generally, units granted at each annual meeting of the trust’s shareholders will vest (assuming continued service of the director) on the day immediately preceding the next annual meeting of shareholders held following the date of grant.
      If a director’s service on the board terminates by reason of death or disability or in the event of a business combination of the company during the director’s service, the director stock units will vest immediately.

      We will credit director stock units to a bookkeeping account maintained for each director. No interest or dividends will accrue or be credited to any director stock units or the director’s account. As soon as practicable following vesting, we will settle director stock units by delivering to the director the equivalent whole number of shares of trust stock. Units cannot be settled in cash or any other kind of consideration. Prior to settlement, directors will not have the rights of a shareholder in any shares corresponding to the director stock units.
      The plan will expire on the 10th anniversary of the date on which the plan was approved by the shareholders of the trust. The administrator may amend or terminate the plan at any time. However, the administrator may not amend the plan without a director’s consent if it would adversely affect the director’s rights to previously granted awards.
EXECUTIVE COMPENSATION
      Our chief executive officer and chief financial officer are employed by Macquarie Holdings (USA) Inc., an affiliate of our manager, and are seconded to the company. The services performed by our chief executive officer and chief financial officer are provided at the cost of our manager or an affiliate of our manager. Our manager or an affiliate of our manager determines and pays the compensation of our chief executive officer and chief financial officer.
Summary Compensation Table
      The following table sets forth the compensation paid or accrued by our manager or an affiliate of our manager for the 2004 and 2005 fiscal year (unless otherwise noted), to, or on behalf of, our chief executive officer and chief financial officer (collectively, the “Named Executive Officers”):
Summary Compensation Table

		Annual Compensation					Long-Term Compensation

					Other
					Annual		Securities	All Other
		Salary ($)			Compensation		Underlying	Compensation
Name and Principal Position	Year	(1)	Bonus ($)		($)		Options (#)	($)(2)

Peter Stokes	2004	$165,000	$448,359	(3)	$67,837	(4)	8,200	$4,124
Chief Executive Officer	2005	$220,000	$669,360	(3)	$64,264	(4)	11,500	$5,000
David Mitchell	2004	$117,500	$81,631	(5)	$11,534	(6)	2,000	$2,937
Chief Financial Officer	2005	$170,000	$347,294	(5)	$16,267	(6)	6,290	$5,000

(1)	Amounts for 2004 reflect salary for our chief executive officer and chief financial officer for the period from April 1, 2004 through December 31, 2004. Amounts for 2005 reflect salary for our chief executive officer and chief financial officer for the year ended December 31, 2005.

(2)	The amount for 2004 represents the employer contributions to accounts attributable under the defined contribution plan maintained by Macquarie Holdings (USA) Inc. for the period from April 1, 2004 through December 31, 2004 and the amount for 2005 represents the employer contributions to such accounts for the year ended December 31, 2005.

(3)	The amount for 2004 became payable for the period from April 1, 2004 through December 31, 2004 and the amount for 2005 became payable for the year ended December 31, 2005, in each case pursuant to the Macquarie Bank Limited Director’s Profit Share Scheme. A portion of the amount in each year is at risk to encourage long-term commitment. Fifteen percent (15%) of the amount for 2004 is at risk, vesting over the period beginning March 31, 2007 and ending March 31, 2012, and payable six months after retirement or termination except in the case of certain disqualifying events. For 2005, an additional amount of $167,340 was retained, vesting over the period beginning March 31, 2010 and ending March 31, 2015, and payable on the earlier of six months after retirement or termination (excluding in the case of certain disqualifying events) and March 31, 2016.

(4)	The amount for 2004 includes $38,106 that became vested and payable pursuant to the Macquarie Bank Limited Profit Share Retention Policy during the period from April 1, 2004 through December 31, 2004, which was allocated in 2001, and $29,731 which was allocated in 2002. The amount for 2005 consists of $37,438 that became vested and payable pursuant to the Macquarie Bank Limited Profit Share Retention Policy during the year ended December 31, 2005, which was allocated in 2001, and $26,826 which was allocated in 2002. Mr. Stokes did not receive any perquisites during the 2004 period or in 2005.

(5)	The amount for 2004 became vested and payable pursuant to the Macquarie Bank Limited Profit Share arrangements during the period from April 1, 2004 through December 31, 2004. The amount for 2005 became vested and payable pursuant to the Macquarie Bank Limited Profit Share arrangements during the year ended December 31, 2005. An additional amount of $24,680 relating to the 2004 period is being withheld for two years pursuant to the Macquarie Bank Limited Profit Share Retention Policy and will become vested and payable if Mr. Mitchell is employed at such time. For 2005, an additional amount of $103,056 is being withheld, one-third of which vests in each of the second, third and fourth years following the grant date.

(6)	The 2004 amount became vested and payable pursuant to the Macquarie Bank Limited Profit Share Retention Policy during the period from April 1, 2004 through December 31, 2004, which was allocated in 2002. The 2005 amount became vested and payable pursuant to the Macquarie Bank Limited Profit Share Retention Policy for the year ended December 31, 2005, $16,267 of which was allocated in 2003. Mr. Mitchell did not receive any perquisites during the 2004 period or in 2005.
Share Options Granted by Macquarie Bank Limited
      The following table contains information regarding grants of options to purchase unissued fully paid ordinary shares of Macquarie Bank Limited pursuant to the Macquarie Bank Employee Share Option Plan to our Named Executive Officers during 2005. For purposes of this disclosure, all dollar values relating to stock options have been converted from Australian dollars to U.S. dollars using an exchange ratio effective on December 31, 2005 of $0.73009 to AUD$1.00; however, the optionee must pay the applicable exercise price established in Australian dollars.
Option Grants During 2005

	Number of
	Securities	% of Total
	Underlying	Options	Exercise		Grant Date
	Options	Granted to	Price		Present
Name	Granted (#)	Employees(1)	($/Share)	Expiration Date	Value ($)(2)

Peter Stokes	11,500 (3)	0.11%	$46.24(4)	August 1, 2010	$87,403
David Mitchell	6,290 (5)	0.06%	$46.24(6)	August 1, 2010	$47,805

(1)	Percentage is determined based on an aggregate of 10,765,858 options granted during 2005 pursuant to the Macquarie Bank Limited Employee Share Option Plan to employees and consultants of Macquarie Bank Limited and its affiliates, including our chief executive officer and chief financial officer.

(2)	This estimated hypothetical value is based on the trinomial option pricing valuation model. The following assumptions were made in estimating this value: expected option term, four years; risk-free interest rate, 5.63%; expected volatility, 18%; and an expected dividend yield of 3.6%. These numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of the ordinary shares of Macquarie Bank Limited on the date on which the options are exercised.

(3)	These stock options vest as to one-third on July 1, 2007, as to another one-third on July 1, 2008 and as to the remaining one-third on July 1, 2009. Each tranche of vested stock options will only be exercisable if Macquarie Bank Limited’s average annual return on ordinary equity for the three previous financial years is above the 50th percentile of the corresponding figures for all companies in the then S&P/ASX 300 Industrials Index.

(4)	The exercise price per share was determined to be equal to the fair market value per share of a fully paid ordinary share of Macquarie Bank Limited as valued by the weighted average price of an ordinary share traded on the Australian Stock Exchange Limited or “ASX” (adjusted for cumulative dividend trading and excluding certain special trades), during the one week up to and including the date of the grant (i.e. $46.24).

(5)	These stock options vest as to one-third on July 1, 2007, as to another one-third on July 1, 2008 and as to the remaining one-third on July 1, 2009.

(6)	The exercise price per share was determined to be equal to the fair market value per share of a fully paid ordinary share of Macquarie Bank Limited as valued by the weighted average price of an ordinary share traded on ASX (adjusted for cumulative dividend trading and excluding certain special trades), during the one week up to and including the date of grant.
Option Values
      The following table sets forth information for our Named Executive Officers regarding the number of unissued fully paid ordinary shares of Macquarie Bank Limited subject to both exercisable and unexercisable stock options under the terms of the Macquarie Bank Employee Share Option Plan, as well as the value of unexercised in-the-money options, as of December 31, 2005. The ordinary shares of Macquarie Bank Limited trade on Australian Stock Exchange Limited, or “ASX.” Accordingly, the value of the unexercised in-the- money options at December 31, 2005 has been calculated using the closing price of an ordinary share of Macquarie Bank Limited on December 31, 2005, less the aggregate exercise price. For purposes of this disclosure, all dollar values relating to stock options have been converted from Australian dollars to U.S. dollars using an exchange ratio effective on December 31, 2005; however, the optionee must pay the applicable exercise price established in Australian dollars.
Aggregated Option Exercises for the Year Ended
December 31, 2005 and December 31, 2005 Option Values

			Number of Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-Money Options at
	Acquired		for the Period (#)		December 31, 2004
	on Exercise	Value Realized
Name	(#) (1)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter Stokes	17,168	$405,168	15,998	31,702	$443,080	$589,030
David Mitchell	—	—	1,666	11,624	47,936	$167,007

(1)	The amount in shares acquired on exercise includes the sale of options which were exercisable for 5,500 shares at the time of sale and which were sold by Mr. Stokes during 2005. Value realized includes AUD$186,010 ($135,804) received upon the sale of these options.
Employment Agreements
      Employment Agreement with Peter Stokes. Our chief executive officer has an employment agreement with Macquarie Holdings (USA) Inc., dated October 12, 2004, and is currently seconded to our manager. The agreement provides that he holds the position of Executive Director. The agreement provides that Mr. Stokes will receive an annual base salary of $220,000, subject to increases due to performance reviews. Mr. Stokes’ annual base salary was $220,000 effective as of July 1, 2005. Mr. Stokes is also eligible to participate in the incentive program for Executive Directors (i.e., Macquarie Bank Limited Director’s Profit Share Scheme). In addition, Mr. Stokes is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.
      The agreement provides that Mr. Stokes will provide Macquarie Holdings (USA) Inc. four weeks’ notice if he voluntarily resigns and Macquarie Holdings (USA) Inc. will provide Mr. Stokes four weeks’ notice of any termination (although the employer may make payments to him in lieu of such notice). During any period of notice of termination or resignation, Macquarie Holdings (USA) Inc. has the discretion to direct

Mr. Stokes not to do any work or contact any customers or clients for a period up to the date of his termination or resignation. During this period Mr. Stokes will continue to be employed by Macquarie Holdings (USA) Inc. and must not engage or prepare to engage in any business activity that is the same as or similar to the business he was undertaking with his employer.
      The employment agreement provides that Mr. Stokes is subject to a confidentiality restrictive covenant for an unlimited duration. The employment agreement also provides that Mr. Stokes is subject to a non-solicitation restrictive covenant of employees and clients during his employment and for a three-month period thereafter. In addition, the employment agreement provides that Mr. Stokes is subject to a non-competition restrictive covenant during his employment and for a three-month period thereafter.
      Employment Agreement with David Mitchell. Our chief financial officer has an employment agreement with Macquarie Holdings (USA) Inc., dated August 6, 2003, and is currently seconded to our manager. The agreement provides that he holds the position of Associate Director. The agreement provides that Mr. Mitchell’s term of employment commenced on December 3, 2001 and his employment is at-will (i.e., the employer can terminate his employment at any time for any reason with or without cause with no obligation to him). The agreement provides that Mr. Mitchell will provide Macquarie Holdings (USA) Inc. two weeks’ notice if he voluntarily resigns and Macquarie Holdings (USA) Inc. will provide Mr. Mitchell two weeks’ notice of any termination. The period between such notice and termination of employment is referred to as the “notice period.”
      The agreement provides that Mr. Mitchell will receive an annual base salary of $150,000, subject to increases due to performance reviews. Mr. Mitchell’s annual base salary was $180,000 effective as of July 1, 2005. Mr. Mitchell will also be eligible to participate, on the same basis and subject to the same conditions as other regular full-time employees of similar title and position, in Macquarie Holdings (USA) Inc.’s fringe benefit plans and policies. The employment agreement provides that Mr. Mitchell may be allocated a discretionary profit share allocation in recognition of his contribution to Macquarie Holdings (USA) Inc. for the financial year concluding on March 31st. Mr. Mitchell is eligible for the vacation and sick days as provided in the U.S. employee handbook for employees at his level in the company. In addition, Mr. Mitchell is eligible to be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in connection with the performance of his duties and in accordance with Macquarie Holdings (USA) Inc.’s expense policy.
      In the event that Macquarie Holdings (USA) Inc. terminates the employment of Mr. Mitchell by giving him the requisite notice, the employer may alter his duties or place him on paid leave of absence during the notice period. Mr. Mitchell will receive his salary and contributions to the group medical, dental, vision, life and disability plans during such period and he will be entitled to payment of any accrued vacation time. Mr. Mitchell may not provide services to any other employer or act as a consultant or otherwise assist any person or entity in connection with their business during the notice period. Consistent with Macquarie Holdings (USA) Inc.’s obligations under law, Mr. Mitchell’s employment will terminate if he is unable to perform his duties and obligations under the employment agreement for more than 120 consecutive workdays or a total of 180 non-consecutive workdays in any 12-month period.
      The employment agreement provides that Mr. Mitchell is subject to a confidentiality restrictive covenant for an unlimited duration. The employment agreement also provides that Mr. Mitchell is subject to a non-solicitation restrictive covenant of employees and clients during his employment and for a three-month period thereafter. In addition, the employment agreement provides that Mr. Mitchell is subject to a non-competition restrictive covenant during his employment and for a three-month period thereafter.

SHARE OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
PRINCIPAL SHAREHOLDERS
      The following table sets forth information regarding the beneficial ownership of shares of trust stock by each person who is known to us to be the beneficial owner of more than five percent of the outstanding shares of trust stock, each of our directors and executive officers and our directors and executive officers as a group as of March 31, 2006, based on 27,050,745 shares issued and outstanding.
      All holders of shares of trust stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of trust stock. The voting rights attached to shares of trust stock held by our directors, executive officers or major shareholders do not differ from those that attach to shares of trust stock held by any other holder.
      Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes shares for which the individual, directly or indirectly, has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the shares, whether or not the shares are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership
	(Number of Shares)

	Shares of Trust	Shares of
	Stock	Trust Stock	Right to
	Representing	Representing	Acquire
	Sole Voting	Shared	Shares of
	and/or	Voting and	Trust Stock			Percent of
	Investment	Investment	Within 60			Shares
Name and Address of Beneficial Owner	Power	Power	Days		Total	Outstanding

5% Beneficial Owners
Macquarie Infrastructure Management (USA) Inc.(1)	2,433,101				2,433,101	9.0%
125 West 55th Street
New York, New York 10019
Morgan Stanley(2)(3)	1,504,655	—	101,300	(7)	1,605,955	5.9%
T. Rowe Price Associates, Inc.	1,361,100	—	—		1,361,100	5.0%
Merrill Lynch & Co., Inc.(2)(4)	—	2,037,100	—		2,037,100	7.5%
Directors(5)
John Roberts(6)	40,000	2,433,101	—		2,473,101	9.1%
Norman H. Brown, Jr.	2,548		5,291	(8)	7,839	*
George W. Carmany, III	4,048		5,291	(8)	9,339	*
William H. Webb	6,548		5,291	(8)	11,839	*
Shemara Wikramanayake(6)	80,000	2,433,101			2,513,101	9.3%
Named Executive Officers
Peter Stokes(6)	10,000	2,433,101			2,443,101	9.0%
David Mitchell	4,000				4,000	*
All Directors and Named Executive Officers as a Group	147,144	2,433,101			2,580,245	9.5%

*	Less than 1%.

(1)	Macquarie Bank Limited, or MBL, has entered into a total return swap with respect to 599,000 shares of trust stock held by our manager, representing 2.2% of the outstanding Shares of Trust Stock. The counterparty to the swap is Macquarie International Infrastructure Fund Limited, or MIIF, a mutual fund company which is managed by a member of the Macquarie group of companies. MBL had caused our manager to pledge 599,000 of its shares of trust stock to MIIF to secure MBL’s obligations under the total return swap. Our manager retains the voting rights on all the pledged shares. As a result of this transactions, our manager beneficially owns and has sole voting power over 2,433,101 shares of trust stock, sole dispositive power over 1,834,101 shares of trust stock and shared dispositive power over 599,000 shares of trust stock.

(2)	Number of shares presented is based solely on the information provided in a filing by such person with the SEC on Schedule 13G.

(3)	Includes amounts beneficially owned by Morgan Stanley Investment Management Inc. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. Accounts managed on a discretionary basis by Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley, are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such securities. No such account holds more than 5% of the class.

(4)	Includes amounts beneficially owned by or on behalf of Merrill Lynch Investment Managers and ML Global Allocation Fund, Inc. The address of Merrill Lynch & Co., Inc. is World Financial Center, North Tower, 250 Vesey Street New York, NY 10381 and the address of ML Global Allocation Fund, Inc. is 800 Scudders Mill Road, Plainsboro, NJ 08536. Merrill Lynch & Co., Inc. (“ML&Co.”) is a parent holding company. Merrill Lynch Investment Managers is an operating division of ML&Co. consisting of ML&Co.’s indirectly-owned asset management subsidiaries. The following asset management subsidiaries hold certain shares of the common stock: Transamerica Fund Advisors, Fund Asset Management, L.P, Merrill Lynch Investment Managers, L.P.

(5)	The address of each person is c/o Macquarie Infrastructure Company LLC, 125 West 55th Street, New York, New York 10019.

(6)	Each of the following persons may be deemed to beneficially own, and share voting and investment power in, the shares of trust stock held by Macquarie Infrastructure Management (USA) Inc., our manager, shown separately in the table above.

•	Mr. Roberts, as the Global Head of the Macquarie Group’s Infrastructure and Specialised Funds division, of which our manager constitutes a part.

•	Ms. Wikramanayake, as a director of our manager.

•	Mr. Stokes, as the president and a director of our manager.

Each of the foregoing disclaims beneficial ownership and the filing of this proxy statement shall not be construed as an admission that such person is, for the purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any of the shares of trust stock owned by our manager.

(7)	Consists of shares for which the holder has neither voting nor dispositive power.

(8)	Consists of shares which the independent directors have a right to acquire through the independent directors’ equity plan.

AUDIT COMMITTEE REPORT
      Our audit committee is composed of three independent directors, all of whom are financially literate. In addition, the board has determined that each of Mr. Brown, an independent director and the chairman of the audit committee, and Mr. Carmany, an independent director and chairman of the nominating and corporate governance committee, qualifies as an audit committee financial expert as defined by the SEC. The audit committee operates under a written charter, which reflects NYSE listing standards and Sarbanes-Oxley Act requirements regarding audit committees. A copy of the charter is included as Exhibit A to this proxy statement and is available on the company’s website at www.macquarie.com/mic.
      The audit committee’s primary role is to assist the board in fulfilling its responsibility for oversight of (1) the quality and integrity of the consolidated financial statements and related disclosures, (2) compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications, independence and performance and (4) the performance of our internal audit and control functions.
      Management is responsible for the preparation of the financial statements, the financial reporting process and the system of internal controls. The independent auditors are responsible for performing an audit of the financial statements in accordance with auditing standards generally accepted in the United States, and issuing an opinion as to the conformity of those audited financial statements to U.S. generally accepted accounting principles. The audit committee monitors and oversees these processes.
      The audit committee has adopted a policy designed to ensure proper oversight of our independent auditor. Under the policy, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements among management, the manager, and the auditor regarding financial reporting), or attestation services. In addition, the audit committee is responsible for pre-approving any non-audit services provided by the company’s independent auditors. The audit committee’s charter also ensures that the independent auditor discusses with the audit committee important issues such as internal controls, critical accounting policies, any instances of fraud and the consistency and appropriateness of our accounting policies and practices.
      The audit committee has reviewed and discussed with management and KPMG LLP, the independent auditor, the audited financial statements as of and for the year ended December 31, 2005. The audit committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditor its written report required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed its independence from the company and its management. The audit committee also considered whether the non-audit services provided by KPMG LLP to us during 2005 were compatible with its independence as auditor.
      Based on these reviews and discussions, the audit committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Members of the Audit Committee
Norman H. Brown, Jr., Chairman
George W. Carmany, III
William H. Webb

COMPENSATION COMMITTEE REPORT
      The company’s compensation committee is composed of three independent directors, as determined by the board based on the NYSE corporate governance listing standards and the company’s corporate governance guidelines. In addition, all members of the compensation committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The responsibilities of the compensation committee include reviewing the manager’s performance of its obligations under the management services agreement, reviewing the remuneration of the manager, determining the compensation of the independent directors, granting rights to indemnification and reimbursement of expenses to the manager and any seconded individuals and making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs. The compensation committee operates under a written charter adopted by the board, reflecting the NYSE rules for compensation committees in light of the company’s external management structure. A copy of the charter is available on the company’s website at www.macquarie.com/mic.
Compensation Philosophy
      As described in the section “Compensation of Directors” in this proxy statement, our independent directors receive an annual cash retainer for serving on the board, fees for each committee meeting which they attend and an annual cash retainer for each committee they chair. In addition, independent directors are compensated with director stock units that are granted under our independent directors equity plan and receive reimbursement for certain reasonable expenses related to their service as directors.
      The compensation committee does not establish or review compensation policies with respect to our chief executive officer or chief financial officer since such individuals are employed by Macquarie Holdings (USA) Inc., an affiliate of the manager, and are seconded to the company.
      The foregoing report on executive compensation for 2006 is provided by the undersigned members of the compensation committee of the board.

Members of the Compensation Committee
William H. Webb, Chairman
Norman H. Brown, Jr.
George W. Carmany, III
      The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

CORPORATE GOVERNANCE
Corporate Governance Guidelines and Code of Ethics and Conduct
      Our board has adopted corporate governance guidelines that set forth our corporate governance objectives and policies and govern the functioning of the board. Our corporate governance guidelines are available on our website at www.macquarie.com/mic and in print from us without charge upon request by writing to Investor Relations at Macquarie Infrastructure Company LLC, 125 West 55th Street, New York, New York 10019, and are included as Exhibit B to this proxy statement.
      We also have a code of ethics and conduct that sets forth our commitment to ethical business practices. Our code of ethics and conduct applies to our directors, officers and employees, including our chief executive officer and senior financial officers, and also applies to our manager, its employees and any affiliates of our manager that perform management services for us. Our code of ethics and conduct is available on our website and in print from us without charge upon request.
Communications with our Board
      Communications to our board, any director individually or our lead independent director may be made by writing to the following address:

Attention: [Board of Directors] [Board Member] [Lead Independent Director]
c/o Heidi Mortensen, General Counsel and Secretary
125 West 55th Street
New York, NY 10020
United States of America
      Additional information on the physical mailing address is available on our website at www.macquarie.com/mic, under “Governance” in our Investor Center.
      Communications sent to the physical mailing address are forwarded to the relevant director, if addressed to an individual director or the lead independent director, or to the chairman of our board if addressed to the board.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Relationship with the Macquarie Group
      Prior to our initial public offering, the trust and the company were indirect wholly owned subsidiaries of Macquarie Bank Limited. Macquarie Infrastructure Management (USA) Inc., our manager, is a part of the Macquarie Group.
      We used a majority of the proceeds from our initial public offering to acquire our initial businesses and investments for cash from the Macquarie Group and from infrastructure investment vehicles managed by the Macquarie Group. The terms and pricing of the agreements with respect to these acquisitions were negotiated among Macquarie Group affiliated entities in the overall context of our initial public offering. There was no review by unaffiliated third parties on our behalf, including by the company’s independent board members, of the pricing or the terms of the agreements. Except as noted below, the majority of these acquisitions occurred in December 2004 and the related party transactions associated with these acquisitions were disclosed in our proxy statement relating to our 2005 Annual Meeting.
      All other related party transactions have been entered into on arm’s length basis on market terms and were approved by our audit committee, all of the members of which are independent directors. Within this section, the “company” refers to Macquarie Infrastructure Company LLC, the “trust” refers to Macquarie Infrastructure Company Trust and “we,” “us,” and “our” refer to both the trust and the company and its subsidiaries together.

Acquisition and Ownership of our Businesses and Investments

Ownership of Investments
      We own 16.5 million (or approximately 4%) of the stapled securities issued by Macquarie Communications Infrastructure Group, an investment vehicle managed by the Macquarie Group. The fair value of this investment was $68.9 million at December 31, 2005. In 2005 and the first quarter of 2005, we received AUD $5.5 million ($4.1 million), in dividend income from our investment in Macquarie Communications Infrastructure Group.
      We own 17.5% of the ordinary shares and preferred equity certificates of Macquarie Luxembourg Water SarL, or Macquarie Luxembourg, which owns 9,712,500 shares in Macquarie Water (U.K.) Limited, or Macquarie Water. Macquarie Water is the indirect holding company for our South East Water investment, or SEW. Other members of the Macquarie Group own a controlling interest in SEW. In 2005, we received a total of £4.6 million ($8.2 million) of dividend income from our investment in SEW. We also recognized $390,000 in other income during 2005.

Acquisition of our Initial Businesses and Investments
      On January 14, 2005, our airport services business acquired all of the membership interests in General Aviation Holdings, LLC for which it paid members of the Macquarie Group fees for advisory services of $1.1 million, debt arranging services of $160,000 and equity and debt underwriting services of $913,000 and reimbursement for out-of-pocket acquisition expenses of $441,000.

Subsequent Acquisitions
      On August 12, 2005, our airport services business acquired all of the membership interests in Eagle Aviation Resources, Ltd., a Nevada limited liability company doing business as Las Vegas Executive Air Terminal. We paid $1 million in fees to Macquarie Securities (USA) Inc., or Macquarie Securities, for advisory services, plus nominal expenses, in connection with the acquisition.
      On October 3, 2005, our parking business completed the acquisition of real property and personal and intangible assets related to six off-airport parking facilities, collectively referred to as SunPark. Our parking business established a non-recourse debt facility on October 3, 2005 with GMAC Commercial Mortgage Corporation to fund the acquisition of SunPark and previously leased land in Maricopa, Arizona. Macquarie Securities acted as financial advisor to us in connection with the SunPark acquisition and debt financing for which it received a fee of $1 million plus reimbursement for nominal expenses.
      On August 17, 2005, we entered into a joinder agreement with k1 Ventures Limited, K-1 HGC Investment, L.L.C., which we refer to, together with k1 Ventures, as the K1 Parties, and Macquarie Investment Holdings Inc., or MIHI, and a related assignment agreement with MIHI. Under these agreements, we assumed all of MIHI’s rights and obligations as a Buyer under a purchase agreement between MIHI and the K1 Parties for no additional consideration other than providing MIHI with an indemnification for the liabilities, cost and expenses it incurs as Buyer under the purchase agreement. The purchase agreement provides for the acquisition by the Buyer of, at the option of k1 Ventures, either 100% of the interests in HGC Investment or 100% of the membership interests of HGC Holdings, L.L.C. Macquarie Securities is acting as financial advisor to us on the transaction, including in connection with the debt financing arrangements described below, for which no fees have been paid to date. MIHI and Macquarie Securities are both subsidiaries of Macquarie Bank Limited, the parent company of our manager.
Debt Facilities and Derivative Instruments

Revolving Credit Facility
      On November 11, 2005, we entered into a $250 million revolving credit facility with four financial institutions. No amounts have been borrowed under this facility to date. Macquarie Bank Limited, the indirect parent of our manager, has provided $100 million of the revolving credit facility on the same terms as the non-

affiliated participants, for which it received $250,000 in establishment fees. Macquarie Securities provided advisory services in relation to the establishment of the revolving credit facility and received fees of $625,000. Merrill Lynch Capital Corporation has provided $50 million of the revolving credit facility, for which it received $125,000 in establishment fees. According to filings with the SEC, affiliates of Merrill Lynch Capital Corporation beneficially own more than 5% of the outstanding shares of trust stock.

Airport Services Business
      During most of 2005, our airport services business had a $160.5 million term loan facility of which Macquarie Bank Limited originally provided $51.4 million. On January 14, 2005, we borrowed an additional $32 million from the original term loan facility to partly fund our acquisition of GAH. We paid $244,000 in financing costs in January 2005 to Macquarie Bank Limited in relation to these additional borrowings. We also paid debt advisory fees of $160,000 in January 2005 to Macquarie Securities. On June 30, 2005, Macquarie Bank Limited sold down $26 million of their loan to other banks and, as a result, Macquarie Bank Limited’s term loan to our airport services business was reduced to $25.4 million. We paid $2.2 million of interest on Macquarie Bank Limited’s portion of the outstanding loans under this facility from January 1, 2005 to December 13, 2005.
      On December 12, 2005, our airport services business entered into a loan agreement providing for $300 million of term loan borrowing and a $5 million revolving credit facility. On December 14, 2005, our airport services business drew down $300 million in term loans and repaid its then outstanding term loans in the amount of $198.6 million (including accrued interest and fees), including Macquarie Bank Limited’s portion of outstanding term loans described above. Macquarie Bank Limited is a lender in the new loan facility and has provided $60 million of the outstanding term loan, for which it received underwriting fees of $600,000. Macquarie Securities acted as financial advisor in connection with this transaction for which it received $2 million in advisory fees plus reimbursement for nominal expenses. Interest paid on Macquarie Bank Limited’s portion of the new loan facility for the period December 14, 2005 through to December 31, 2005 was $162,000 and for the first quarter of 2006 was $952,000.

Derivative Instruments
      We have entered into foreign exchange related derivative instruments with Macquarie Bank Limited to manage our exchange rate exposure on future cash flows from our non-U.S. investments. During 2005, we paid £2.6 million to Macquarie Bank Limited and received $4.9 million, which closed out two foreign currency forward contracts between the parties. As part of the settlement of these foreign currency forward contracts, Macquarie Bank Limited paid us $192,000. As of March 31, 2005, we have two other foreign currency forward contracts with Macquarie Bank Limited that are due to be settled in 2006. We also paid £5.5 million to Macquarie Bank Limited in 2005 and received $10.4 million, which closed out three foreign currency forward contracts between the parties. No additional payments or receipts arose from settlement of these foreign currency forward contracts.
      On November 21, 2005, MIC Inc. entered into two loan agreements dated as of November 17, 2005, each providing for $80 million of term loan borrowing, $160 million in aggregate, and a $20 million revolving credit facility, which we intend to use to partially fund the acquisition of The Gas Company, LLC, or TGC. The agreements contemplate borrowings of the term loans by the parent company of TGC of $60 million and by TGC of $60 million and of any amounts under the revolver facility, concurrently with our acquisition of those entities. On August 18, 2005, we entered into two interest rate swaps with Macquarie Bank Limited and two interest rates swaps with another bank, to manage our future interest rate exposure on intended drawdowns under this term loan facility for a notional value of $160 million. The effective date of the swaps is August 31, 2006 and no payments or receipts have arisen in relation to these swaps through March 31, 2006.
      Macquarie Bank Limited is also providing approximately one third of the interest rate swaps in connection with the loan facility provided to our airport services business and made a payment to us of $35,000 during 2005 and $54,000 in the first quarter of 2006 in connection with these swaps.

Contractual Arrangements

Our Manager’s Investment in the Trust and Registration Rights
      Our manager acquired 2,000,000 shares of trust stock from the company concurrently with the closing of the initial public offering with an aggregate purchase price of $50 million, at a purchase price per share equal to the initial public offering price of $25. Pursuant to the terms of the management services agreement (discussed below), our manager may sell up to 65% of these shares at any time and may sell the balance at any time from and after December 31, 2007. On April 19, 2005, we issued 433,001 shares of trust stock to our manager as consideration for the $12.1 million performance fee due for the fiscal quarter ended December 31, 2004.
      We entered into a registration rights agreement with our manager under which we have agreed to file a shelf registration statement under the Securities Act relating to the resale of all the shares owned by our manager as soon as reasonably possible following December 21, 2005 to cover 30% of our manager’s initial investment as well as any additional shares purchased by our manager upon the reinvestment of any of its management fees. In addition, our manager may also require us to include its shares in future registration statements that we file, subject to cutback at the option of the underwriters of any such offering.

Management Services Agreement
      At the closing of our initial public offering, we entered into a management services agreement with our manager, providing for its management of our day-to-day operations and affairs and oversight of the management teams of our operating businesses.
      Secondment of our Chief Executive Officer and Chief Financial Officer. Neither the trust nor the company have any employees. Our manager has assigned, or seconded, to the company, on a permanent and wholly dedicated basis, two of its employees to assume the offices of chief executive officer and chief financial officer and makes other personnel available as required. The services performed for the company are provided at our manager’s cost, including the compensation of our seconded officers.
      Management Fees. We have agreed to pay our manager a base management fee based primarily on our market capitalization. In addition, to incentivize our manager to maximize shareholder returns, we have agreed to pay performance fees to our manager equal to 20% of the outperformance, if any, of quarterly total returns to shareholders compared to a weighted average of two benchmark indices, a U.S. utilities index and a European utilities index, weighted in proportion to our U.S. and non-U.S. equity investments. To be eligible for the performance fee, our manager must deliver total shareholder returns for the quarter that are positive and in excess of any prior underperformance. For the year ended December 31, 2005, base management fees of $9.3 million were payable to our manager. There was no performance fee payable to our manager for the year ended December 31, 2005. For the fiscal quarter ended March 31, 2006, a performance fee of $4,134,226 million is payable to our manager. Our manager has elected to apply the performance fee to a subscription for shares of trust stock which we expect will be issued in June 2006 at a per share price based on a volume weighted average trading price of the trust stock in accordance with the terms of the management services agreement. Base management fees for this period have not yet been determined.
      Our manager is not entitled to any other compensation and all costs incurred by our manager including compensation of seconded staff, are paid out of its management fee. However, the company is responsible for other direct costs including, but not limited to, expenses incurred in the administration or management of the company and its subsidiaries and investments, income taxes, audit and legal fees, and acquisitions and dispositions and its compliance with applicable laws and regulations. During the year ended December 31, 2005 and the first quarter ended March 31, 2006, we reimbursed our manager for $402,000 and $104,000, respectively, of its out-of-pocket expenses.
      Appointees to the Board. Under the terms of the management services agreement and the LLC agreement, for so long as our manager or any of its affiliates holds a total of 200,000 shares of trust stock (as adjusted to reflect any stock splits or similar recapitalizations), our manager has the right to appoint one director to the board of directors and an alternate for such appointee and such director, or alternate if applicable, will serve as the chairman of our board. Our manager’s appointees will not receive any compensation (other than out-of-pocket expenses) and will not have any special voting rights. The appointees of our manager do not participate in decisions regarding, or vote on, any related party transaction in which any affiliate of our manager has an interest.
      Acquisition Opportunities. Under the terms of the management services agreement, our manager has exclusive responsibility for reviewing and making recommendations to the board with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our manager, our board must seek a recommendation from our manager prior to making a decision concerning any acquisition or disposition. Our manager and its affiliates refer to the company’s board of directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available by any source to the Infrastructure and Specialised Funds division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by the company’s board of directors.
      We have first priority ahead of all current and future entities managed by our manager or by members of the Macquarie Group within the Infrastructure and Specialised Funds division in each of the following infrastructure acquisition opportunities that are within the United States:

Sector

Airport fixed base operations
District energy
Airport parking
User pays assets, contracted assets and regulated assets (as defined below) that represent an investment of greater than AUD 40 million ($55.8 million as of March 31, 2006), subject to the following qualifications:

Roads	The company has second priority after Macquarie Infrastructure Group

Airport ownership	The company has second priority after Macquarie Airports (consisting of Macquarie Airports Group and Macquarie Airports)

Communications	The company has second priority after Macquarie Communications Infrastructure Group

Regulated assets (including, but not limited to, electricity and gas transmission and distribution and water services)	The company has second priority after Macquarie Essential Assets Partnership, or MEAP, until such time as MEAP has invested a further CAD 45 million ($38.6 million as of March 31, 2005) in the United States. Thereafter, the company will have first priority.
      User pays assets mean businesses that are transportation related and derive a majority of their revenues from a per use fee or charge.
      Contracted assets mean businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.
      Regulated assets mean businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.
      The company has first priority ahead of all current and future entities managed by our manager or any manager affiliate in all investment opportunities originated by a party other than our manager or any manager affiliate where such party offers the opportunity exclusively to the company and not to any other entity managed by our manager or any manager affiliate within the Infrastructure and Specialised Funds division of the Macquarie Group.
      Preferred Financial Advisor. Affiliates of the Macquarie Group, including Macquarie Securities, have preferred provider status in respect of any financial advisory services to be contracted for by us. We will contract for such services on an arm’s-length basis on market terms upon approval by our audit committee, which is comprised of three independent directors. Any fees payable for such financial advisory services are in addition to fees paid under the management services agreement. Macquarie Securities has been engaged as our financial advisor in connection with several other pending transactions for which no fees have been paid to date.
Other Related Party Transactions
      We have paid fees for employee consulting services to the Detroit and Canada Tunnel Corporation, which is owned by an entity managed by the Macquarie Group. Fees paid for the year ended December 31, 2005 were $173,000 and for the first quarter of 2006 were $13,000.
COMPARATIVE PERFORMANCE OF SHARES OF TRUST STOCK
      The performance graph shown below compares the change in cumulative total shareholder return on shares of trust stock with the MSCI Europe Utilities Index, the MSCI US IMI Utilities Index and the S&P 500 from December 16, 2004, when we completed our initial public offering, through the quarter ended March 31, 2005. The graph sets the beginning value of shares of trust stock and the indices at $100, and assumes that all quarterly dividends were reinvested at the time of payment. This graph does not forecast future performance of shares of trust stock.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the Securities and Exchange Commission. As a practical matter, we assist our directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based upon this assistance, as well as upon our review of copies of reports filed pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made were timely made in accordance with the requirements of the Exchange Act in 2005.
SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS
      To be considered for inclusion in our proxy statement for the 2007 Annual Meeting of Shareholders, shareholder proposals must be received by the company no later than January 25, 2007 and no earlier than December 26, 2006. In order to be included in company-sponsored proxy materials, shareholder proposals will need to comply with Rule 14a-8 promulgated under the Exchange Act. If you do not comply with Rule 14a-8, we will not be required to include the proposal in the proxy statement and the proxy card we will mail to shareholders. No other business (other than matters included in our proxy statement in accordance with Rule 14a-8) may be presented for action at the annual meeting unless a shareholder gives timely notice of the proposal in writing to the Secretary. To be timely, a shareholder’s notice is required to be delivered to the Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Shareholder proposals should be sent to the Secretary at Macquarie Infrastructure Company LLC, 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.
UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS
      Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as filed with the SEC, are available to shareholders free of charge on our website at www.macquarie.com/mic under the caption “Investor Center — SEC Filings” or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.
OTHER MATTERS
      We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such proposal at their discretion and in accordance with their best judgment.

Exhibit A
MACQUARIE INFRASTRUCTURE COMPANY
AUDIT COMMITTEE CHARTER
Purpose
      The Audit Committee (the “Committee”) is established by the Board of Directors of Macquarie Infrastructure Company LLC (the “Company”) primarily for the purpose of overseeing the accounting and financial reporting processes and audits of the financial statements of the Company.
      The Committee is responsible for, among other things, (i) retaining and overseeing the Company’s independent accountants, (ii) assisting the Board of Directors of the Company in its oversight of the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent auditors and the Company compliance with legal and regulatory requirements, (iii) reviewing and approving the plan and scope of the internal and external audit, (iv) pre-approving any non-audit services provided by the Company’s independent auditors, (v) approving the fees to be paid to the Company’s independent auditors, (vi) reviewing with the Company’s Chief Executive Officer and Chief Financial Officer and independent auditors the adequacy and effectiveness of the Company’s internal controls, including the annual review of management’s assertions of internal control effectiveness under Sarbanes-Oxley, (vii) preparing the Committee report to be filed with the Securities and Exchange Commission (the “SEC”), (viii) reviewing and assessing annually the Committee’s performance and the adequacy of its charter, and (ix) serving as the Qualified Legal Compliance Committee.
Composition
      1. Members. The Committee shall consist of as many members as the Board of Directors shall determine, but in any event not fewer than three nor more than seven independent directors. The members of the Committee shall be appointed annually by a majority of the entire Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.
      2. Qualifications. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and the rules of the New York Stock Exchange (“NYSE”). At least one member of the Committee must meet both the applicable SEC and NYSE definition of financial expert as required by the Company’s Corporate Governance Policy. No member of the Committee shall simultaneously serve on the audit committees of more than two additional public companies. No member of the Committee will receive any compensation from the Company except for service on the Board of Directors or the Committee.
      3. Chair. The Chair of the Committee shall be appointed by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee, and must be independent as required by the Company’s Corporate Governance Policy.
      4. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee. In addition, membership on the Committee shall automatically end at such time as the Board determines that a member ceases to meet the independence requirements of the Company’s Corporate Governance Policy.
Operations
      1. Regular Meetings. The Board of Directors, by resolution of the Board of Directors, or the Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the regular Committee meetings. No notice shall be required for any regular meeting. The Committee shall meet separately, periodically, with management, the General Counsel of the Company (the “General

Counsel”), the internal auditors and the independent auditors. The Committee shall also meet separately with the independent auditors at every meeting of the Committee at which the independent auditors are present.
      2. Special Meetings. Special meetings of the Committee shall be called by the Board of Directors, by resolution of the Board of Directors, or by the Secretary of the Company upon the request of the Chair of the Committee or a majority of the members of the Committee. Notice of special meetings shall be given to each member of the Committee no later than one (1) day before such day of meeting.
      3. Agenda. The Chair of the Committee shall set the Committee’s agenda, in consultation with other members of the Committee, the Board of Directors and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.
      4. Report to Board of Directors. The Committee shall report regularly to the entire Board of Directors and shall submit to the Board of Directors the minutes of its meetings.
      5. Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual performance self-evaluation and shall report to the Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.
Authority and Duties

Independent Auditor’s Qualifications and Independence
      1. The Committee shall review and make recommendations to the Board of Directors with respect to the independence, qualifications and services of the independent registered public accountant firms employed by the Company from time to time to audit the books and records of the Company, the scope of their audits, the adequacy of their audit reports, and recommendations made by them as a result of the audits. The Committee shall also make reviews of internal financial audits and controls as the Committee considers desirable.
      2. The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review (including resolution of disagreements between management, including Macquarie Infrastructure Management (USA) Inc. (the “Manager”), and the auditor regarding financial reporting), or attestation services for the Company. Each such registered public accounting firm shall report directly to the Committee.
      3. The Committee shall have the sole authority to pre-approve any audit and non-audit services to be provided by any registered public accounting firm. The Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services provided by any registered public accounting firm.
      4. The Committee shall obtain and review with the lead audit partner and a more senior representative of any registered public accounting firm, annually or more frequently as the Committee considers appropriate, a report by the registered public accounting firm describing:

•	the registered public accounting firm’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, in respect of independent audits carried out by the registered public accounting firm, and any steps taken to deal with these issues; and

•	a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.
      The Committee will actively engage with the auditors with respect to any disclosed relationships or services that could impact the objectivity or independence of the auditors and take further action to ensure the auditor’s independence as necessary. The Committee shall discuss with the auditors the matters required by

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Statement on Auditing Standards No. 61. The Committee shall, in addition to assuring the regular rotation of the lead audit partner, consider whether there should be regular rotation of the audit team members and the audit firm.
      5. The Committee shall review the experience, qualifications and performance of the senior members of the independent audit team.
      6. The Committee shall pre-approve the hiring of any employee or former employee of any registered public accounting firm who was a member of the Company’s audit team during the preceding three fiscal years. In addition, the Committee shall pre-approve the hiring of any employee or former employee of the registered public accounting firm (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team; provided that no such approval may be granted with respect to any individual who served on the Company’s independent audit team during the prior 18 months.

Related-Party Transactions
      1. The Committee shall review and approve the policies and procedures with respect to proposed transactions between the Company and related parties, as contained in the Company’s Code of Ethics and Conduct.
      2. The Committee shall review and approve in advance all related-party transactions in accordance with the requirements of the Company’s Code of Ethics and Conduct.

Financial Statements and Related Disclosure
      1. The Audit Committee shall review the Company’s financial disclosure documents, significant developments in accounting principles, including with respect to asset valuation, and significant proposed changes in financial statements and any auditors’ attestation report on management’s assessment of the Company’s internal controls and financial reporting to be included in the Company’s annual report to be filed with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the applicable exchange rules and regulations. The Committee shall also review and monitor the Company’s Code of Ethics and Conduct to guard against significant conflicts of interest and dishonest, unethical or illegal activities. The Committee shall review periodically the performance of the Company’s accounting and financial personnel and shall review material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability.
      2. The Committee shall review the Company’s annual audited financial statements and quarterly financial statements with management and the registered public accounting firm, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before the filing of the Company’s reports with the SEC.
      3. The Committee shall review with management the Company’s earnings press releases before they are issued. The Committee shall review generally with management the nature of the Company’s financial information and earnings guidance provided to analysts and rating agencies.
      4. The Committee shall review with management and with the registered public accounting firm:

•	all critical accounting policies and practices to be used by the Company in preparing its financial statements;

•	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm; and

•	other material communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

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In addition, the Committee shall review with the registered public accounting firm any audit problems or difficulties and management’s response.
      5. The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures.
      6. The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

Performance of the Internal Audit Function and Independent Auditors
      1. The Committee shall review with management, the internal auditor and the registered public accounting firm the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function’s organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.
      2. The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in internal controls.
      3. The Committee shall review the Company’s policies with respect to risk assessment and risk management.

Compliance with Legal and Regulatory Requirements
      1. The Committee will also be designated as and serve as the Qualified Legal Compliance Committee and will be responsible, upon receipt of a report of evidence of a material legal violation, for notifying the Chief Executive Officer or General Counsel of such report, investigating and recommending appropriate measures to the Board of Directors and, if the Company does not appropriately respond, taking further appropriate action, including notification to the SEC.
      2. The Committee shall review with management, the General Counsel or any external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.
      3. The Committee shall review with the General Counsel the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities. The Committee shall also review the legal and compliance function’s organization, responsibilities, plans, results, budget and staffing.
      4. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
      5. The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with all applicable legal and regulatory requirements.
      The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee may retain independent counsel and other advisors, in its sole discretion, to carry out its duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of: (a) compensation to any registered public accounting firm

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engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (b) compensation to any independent counsel and other advisors engaged by the Committee, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
Clarification of Committee’s Role
      The Committee’s responsibility is one of oversight. For so long as the Management Services Agreement is in effect, it is the responsibility of the Manager to conduct the Company’s internal audit and to prepare consolidated financial statements in accordance with applicable law and regulations and, in all other cases, it is the responsibility of the Company’s management to do so. In all instances it shall be the responsibility of the Company’s registered public accounting firm to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

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Exhibit B
MACQUARIE INFRASTRUCTURE COMPANY
CORPORATE GOVERNANCE GUIDELINES
      The Board of Directors of Macquarie Infrastructure Company LLC has adopted these guidelines to reflect its commitment to good corporate governance, and to comply with NYSE and other legal requirements. In furtherance of these goals the Board has also adopted a Code of Ethics and Conduct and written charters for each of its Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee. The Nominating and Corporate Governance Committee will periodically review these guidelines and propose modification to the Board for consideration as appropriate.

I.	Director Responsibilities

A.	Basic Responsibilities
      The business affairs of Macquarie Infrastructure Company LLC are managed under the direction of the Board of Directors. The Board’s responsibilities are active and not passive and include the responsibility to regularly evaluate the strategic direction of Macquarie Infrastructure Company LLC, its management policies and the effectiveness with which management implements its policies.
      The basic responsibility of the Board of Directors is to act in good faith and with due care so as to exercise their business judgment on an informed basis in what they honestly believe to be in the best interests of Macquarie Infrastructure Company LLC and its shareholders (including its ultimate beneficial owners). In discharging that obligation, the Board should inform themselves of all relevant information reasonably available to them.

B.	Board, Committee and Annual Shareholder Meetings
      Directors are expected to prepare for and use reasonable efforts to participate in Board meetings and meetings of committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities. In addition, directors are expected to use reasonable efforts to attend annual meetings of shareholders.
      The Chairman of the Board will prepare the agenda for each Board meeting. While the Chairman of the Board will set the agenda initially, each director is free to suggest the inclusion of items on the agenda.
      Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should, to the extent practical, be distributed in writing to the directors sufficiently in advance of the meeting to permit meaningful review. Directors are expected to review in detail the provided materials in advance of each meeting.

C.	Meetings of Non-Management Directors
      The non-management directors will meet without management directors at regularly scheduled executive sessions at least quarterly and at such other times as they deem appropriate. To the extent that any non-management directors are not independent directors, as discussed below, the independent directors of the Company will meet in regularly scheduled executive session at least once annually.
      The Lead Independent Director, or alternatively the Chairman of the Audit Committee, Nominating and Corporate Governance Committee or Compensation Committee, will preside at executive sessions of non-management directors as determined by the non-executive directors based upon the subject matter to be discussed.
      In order to facilitate the ability of interested parties to communicate with and make their concerns known to the non-management directors on a confidential basis, the Audit Committee will establish an electronic mailing address and a physical mailing address to which such communications may be sent. The address for such communications will be published in the Company’s annual proxy statement and on the Company’s website.

D.	Board Interaction with Institutional Investors, Research Analysts and the Media
      As a general rule, management will speak on behalf of Macquarie Infrastructure Company LLC. Comments and other statements from the entire Board, if appropriate, will generally be made by the Chairman of the Board and the Chief Executive Officer. Generally, each director will refer all inquiries from third parties to management.

E.	Communications with Shareholders
      In addition to providing a means for communicating with non-management directors, Macquarie Infrastructure Company LLC will establish an electronic mailing address and a physical mailing address to which shareholders may communicate their views regarding the company to the entire Board. Macquarie Infrastructure Company LLC will publish the addresses for such communications in its annual proxy statement and on its website. Macquarie Infrastructure Company LLC’s process for collecting and organizing shareholder communications to the Board shall be approved by a majority of independent directors.

II.	Composition and Selection of the Board

A.	Size and Composition of the Board
      The current size of the Board is four, which the Board believes is appropriate. The Board will assess its size from time to time to determine whether its size continues to be appropriate. The size shall in no circumstances be less than four directors or more than twelve directors.

B.	Board Membership Criteria
      The Board will have a majority of directors who meet the criteria for independence required by the NYSE. In addition, the Board will have a sufficient number of independent directors to meet the requirements of applicable law, including legal requirements applicable to the Manager for so long as the Management Services Agreement is in effect. The Nominating and Corporate Governance Committee will monitor compliance with the NYSE requirements for director independence on an ongoing basis. Each independent director is expected to notify the General Counsel of Macquarie Infrastructure Company LLC and the Chairman of the Nominating and Corporate Governance Committee as soon as reasonably practicable in the event that his or her personal circumstances change in a manner that may affect the Board’s evaluation of such director’s independence. In accordance with the terms of the LLC Agreement, an independent director who at any time ceases to be independent shall resign to the extent required for Macquarie Infrastructure Company LLC or the Manager to comply with applicable laws, rules and regulations.
      The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole, and whether Macquarie Infrastructure Company LLC is being well served by the directors taking into account the director’s independence, age, skills, experience and availability for service.
      With the exception of the director appointed by the Manager of Macquarie Infrastructure Company LLC, the Nominating and Corporate Governance Committee will recommend director nominees to the Board in accordance with the policies and principles in its Charter and any other procedures or criteria it may establish from time to time. The Nominating and Corporate Governance Committee will review all candidates for nomination to the Board submitted by shareholders and shall periodically review Macquarie Infrastructure Company LLC’s procedures for shareholder nominations of directors. In furtherance of such shareholder action, the Company shall designate in its proxy and on its website a means for shareholders to recommend director nominees to the Nominating and Corporate Governance Committee. Any invitation to join the Board shall be extended by the Chairman of the Board.

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C.	Membership on Other Boards
      Directors must inform the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or any committee thereof.
      No director may sit on the board of, or beneficially own more than a 5% equity interest in (other than through mutual funds or similar non-discretionary, undirected arrangements), any competitor of Macquarie Infrastructure Company LLC in its principal lines of business.

D.	Changes in Current Job Responsibility
      With the exception of the Manager-appointed director, all directors, including employee directors, who retire from or change the job or the principal responsibility they held when they were selected for the Board will advise the Nominating and Corporate Governance Committee of such retirement or change in order to give the Board an opportunity, through the Nominating and Corporate Governance Committee, to review whether it is appropriate for such director to continue to be a member of the Board under these circumstances.

III.	Board Committees

A.	Composition and Responsibilities
      The Board will have at all times an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and any other committees the Board deems appropriate. All of the members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee will be independent directors under the criteria for independence required by law and the New York Stock Exchange, or NYSE. At least one member of the Audit Committee shall meet both the applicable definition of a financial expert under both the U.S. federal securities laws and the requirements of the NYSE. The members of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee will be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee based on each committee’s member qualification standards. Consideration should be given to the desires, skills and characteristics of individual directors. The Board will appoint the Chairman of each committee annually upon the recommendation of the Nominating and Corporate Governance Committee.
      The Nominating and Corporate Governance Committee will annually review committee assignments and will consider the rotation of committee chairs and members with a view toward balancing the benefits derived from continuity against the benefits derived from the diversity of experience and viewpoints of the various directors.

B.	Charters
      The Board will adopt charters setting forth the purposes, goals and responsibilities of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and any other committees the Board deems appropriate, as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.

IV.	Director Access to Officers, Employees and Independent Advisors

A.	Access to Management and Employees
      Directors have full and unrestricted access to officers and employees of Macquarie Infrastructure Company LLC.

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B.	Access to Independent Advisors
      The Board and each committee may hire independent legal, financial or other advisors as they may deem necessary in the performance of their duties. The Company will provide sufficient funding to the Board and to each committee, as determined by the Board and each of its committees, to exercise their functions and provide compensation for the services of advisors and, in the case of the Audit Committee, independent auditors.

C.	Internal Reporting
      The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters and shall review reports regarding alleged violations of the Code of Ethics and Conduct or other company policies.
      Management of Macquarie Infrastructure Company LLC is encouraged to initiate direct contact with the Chairman of the Audit Committee if they believe that there is a matter that should be brought to the attention of the Board.

V.	Director Orientation and Continuing Education
      All new directors should be provided with these Corporate Governance Guidelines and will participate in the company’s orientation initiatives as soon as practicable after the annual meeting at which new directors are elected. The initiatives will include presentations by senior management and outside advisors as appropriate to familiarize new directors with the business, strategic plans, significant financial, accounting and risk management issues and compliance programs of Macquarie Infrastructure Company LLC as well as their fiduciary duties and responsibilities as directors. All other directors are also invited to attend any orientation initiatives.
      The Nominating and Corporate Governance Committee and management of Macquarie Infrastructure Company LLC as well as appropriate outside advisors will periodically report to the Board on any significant developments in the law and practice of corporate governance and other matters relating to the duties and responsibilities of directors in general.

VI.	Director Compensation
      The Nominating and Corporate Governance Committee will annually review the recommendations of the Compensation Committee, and the Board will approve, the form and amount of director compensation, if any, in accordance with the corporate policies and principles relevant to director compensation. The Nominating and Corporate Governance Committee will consider that directors’ independence may be jeopardized if director compensation exceeds customary levels, if substantial charitable contributions are made to organizations with which a director is affiliated, or if other indirect forms of compensation are made to a director or an organization with which the director is affiliated.

VII.	Manager Evaluation and Succession Policies
      The Compensation Committee will review the performance of the Manager under the Management Services Agreement, review and approve the calculations of fees and components thereof payable under the Management Services Agreement to the Manager and evaluate and make recommendations to the Board regarding director compensation and equity plans.
      In the event the Management Services Agreement is terminated, the Nominating and Corporate Governance Committee shall develop a policy regarding succession planning for senior management.

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VIII.	Annual Performance Evaluation
      The Board shall conduct an annual performance self-evaluation and shall report to the Nominating and Corporate Governance Committee, the results of the self-evaluation.
      The Nominating and Corporate Governance Committee, on behalf of the Board, shall establish criteria and processes for, and lead the Board and each committee of the Board in, its annual performance self-evaluation. Each performance self-evaluation shall be discussed with the Board following the end of each fiscal year. The assessments will focus on the contribution to Macquarie Infrastructure Company LLC by the Board and each committee, and will specifically focus on areas in which the Nominating and Corporate Governance Committee believes a better contribution could be made.

IX.	Director Insurance, Indemnification and Exculpation
      The Company intends to, and the directors will be entitled to have Macquarie Infrastructure Company LLC, purchase reasonable directors’ and officers’ liability insurance on behalf of the directors to the extent reasonably available. In addition, the directors will receive the benefits of indemnification provided by the Company’s LLC Agreement and any indemnification agreements, as well as the provisions regarding absence of personal liability contained in the Company’s LLC Agreement.

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MACQUARIE INFRASTRUCTURE COMPANY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2006.
The undersigned hereby appoints Peter Stokes and David Mitchell, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of trust stock of Macquarie Infrastructure Company Trust that the undersigned is entitled in any capacity to vote if personally present at the 2006 Annual Meeting of Shareholders to be held on May 25, 2006, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.
PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.
THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS
MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD
OF DIRECTORS OF MACQUARIE INFRASTRUCTURE COMPANY LLC.

MARK VOTES AS
SHOWN USING	☑
BLACK OR BLUE
INK
Macquarie Infrastructure Company LLC’s Board of Directors
Recommends a Vote “FOR” Proposals 1 and 2, below.

FOR ALL
	FOR	WITHHOLD	EXCEPT
1. To elect as directors all nominees listed (except as marked to the contrary below):	☐	☐	☐
01 Norman H. Brown, Jr.
02 George W. Carmany, III
03 William H. Webb
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” box and strike a line through the nominee’s name. Your shares will be voted for the remaining nominee(s).

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of KPMG LLP as independent auditor:	☐	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer’s title.

Dated                                           , 2006           Signature                                             Co-Owner (if any) Signature
DETACH HERE IF YOU ARE VOTING BY MAIL